SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.___)

Filed by the registrant ☑
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Check the appropriate box:
☐ Preliminary proxy statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
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REGENT COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

      ☑ No fee required

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REGENT COMMUNICATIONS, INC.

100 East RiverCenter Boulevard, 9th Floor
Covington, Kentucky 41011

April 11, 2003

Dear Stockholder:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Regent Communications, Inc. to be held on Wednesday, May 14, 2003 at 10:00 a.m., local time, at the Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky.

      Business items to be acted upon at the Annual Meeting are the election of nine directors to serve for a one-year term and the transaction of any other business properly brought before the meeting. We will also be pleased to report on the affairs of the Company and to offer stockholders the opportunity to present questions and comments of general interest.

      We encourage you to read the accompanying Proxy Statement carefully and to complete, sign and return your proxy in the postage-prepaid envelope provided, even if you plan to attend the Annual Meeting. Returning your proxy to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and wish to do so.

      The directors and officers of Regent Communications, Inc. appreciate your continuing interest in the business of the Company and hope that you can join us at the Annual Meeting.

Sincerely,

Terry S. Jacobs
Chairman of the Board
and Chief Executive Officer

REGENT COMMUNICATIONS, INC.

100 East RiverCenter Boulevard, 9th Floor
Covington, Kentucky 41011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2003

      The Annual Meeting of Stockholders of Regent Communications, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 14, 2003 at 10:00 a.m., local time, at the Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky, for the purpose of considering and acting on the following:

1.	A proposal to elect nine directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

2.	Such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

      Holders of record of the Company’s common stock at the close of business on March 31, 2003 are entitled to notice of and to vote at the Annual Meeting.

      Enclosed with this Notice are a Proxy Statement, proxy card and the Company’s Annual Report for the year ended December 31, 2002.

By Order of the Board of Directors:

William L. Stakelin
President and Secretary

April 11, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN WRITING OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

REGENT COMMUNICATIONS, INC.

100 East RiverCenter Boulevard, 9th Floor
Covington, Kentucky 41011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2003

      The Board of Directors of Regent Communications, Inc. (“Regent” or the “Company”) is soliciting proxies from its stockholders for use at the Annual Meeting of Stockholders to be held on May 14, 2003 and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 11, 2003. The record date for purposes of determining those stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as March 31, 2003.

      All properly executed proxies received pursuant to this solicitation and not revoked before they are voted will be voted as designated at the Annual Meeting, and those not designated will be voted “FOR” the director nominees named therein and in the proxyholders’ best judgment on any other matter that may properly come before the Annual Meeting and any adjournments thereof. Any stockholder giving a proxy may revoke it at any time before it is voted by giving to the Company notice of its revocation, in writing or in open meeting, or by delivering a duly executed proxy bearing a later date.

      The expense of this solicitation, which will include the cost of assembling and mailing the Notice, the Proxy Statement and proxy card, will be borne by the Company. Proxies will be solicited primarily by mail but may also be solicited through personal interview, telephone and telecopy by directors, officers and regular employees of Regent, without special compensation. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company’s common stock.

      The Annual Report for the year ended December 31, 2002, including financial statements, is being mailed with this Proxy Statement.

      As of March 31, 2003, there were outstanding 46,452,311 shares of Regent common stock, and each such share is entitled to one vote, either in person or by proxy, on each matter of business to be considered at the Annual Meeting. A majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum.

PROPOSAL 1

ELECTION OF DIRECTORS

      The number of members of the Board of Directors of the Company has been designated by the Board to be nine in accordance with the Company’s bylaws. At the Annual Meeting, nine directors will be elected and will hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Upon the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board of Directors has nominated the nine incumbent directors for election by the stockholders at the Annual Meeting. All nine directors have agreed to serve if elected.

      The Company’s Board of Directors formed a Nominating and Corporate Governance Committee in February 2003 (see “Board of Directors and Committees” below). The Nominating and Corporate Governance Committee has determined that the Company needs to consider expanding the size of the Board to include additional independent directors, and is currently identifying and contacting potential Board candidates. The Committee has not yet extended any offers to any potential candidates to join the Company’s Board and no commitments have been obtained from any such persons. If the Committee is successful in recruiting qualified candidates, the Board of Directors has the authority pursuant to the Company’s bylaws to expand the size of the Board and to fill any such newly created vacancies without stockholder approval. Any persons who would become directors subsequent to the Annual Meeting would serve for a term ending at the Company’s 2004 Annual Meeting, at which time they would stand for reelection if nominated for an additional term by the Nominating and Corporate Governance Committee.

      It is the intention of the persons named as proxy holders in the proxy card to vote for the election of all nominees. The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee shall be unable to serve, the shares represented by proxy will be voted for such substitute nominee as the Board of Directors recommends, unless an instruction to the contrary is indicated on the proxy card.

      Delaware law, under which the Company is incorporated, does not require a minimum number of votes for the election of a director. The Company’s bylaws, however, provide that the individuals receiving the greatest number of votes shall be elected as directors. Thus, abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have no effect in the election of directors.

      The holders of approximately 20% of the outstanding voting power of the Company are parties to a certain Third Amended and Restated Stockholders’ Agreement dated as of December 13, 1999, pursuant to which they have agreed to vote all of their shares for the election of a specific group of seven individuals (to be identified from time to time by particular stockholders who are parties to the agreement) to the Board of Directors of the Company. Currently, the individuals so identified are Terry S. Jacobs, William L. Stakelin, William H. Ingram, Richard H. Patterson, Hendrik J. Hartong, Jr., William P. Sutter, Jr. and John H. Wyant. Accordingly, the voting agreements contained in the Stockholders’ Agreement will likely assure their election.

      Below is set forth, with respect to each nominee for director of the Company, his age, principal occupation during the past five years, other positions he holds with the Company, if any, and the year in which he first became a director of Regent. Each of the nominees is currently a director of the Company.

      The Board of Directors unanimously recommends that you vote “FOR” the election of the following nine nominees for director.

Information Regarding Director Nominees

     TERRY S. JACOBS (Age 60)

      Mr. Jacobs has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of Regent since its incorporation in November 1996. Mr. Jacobs served as president and chief executive officer of a privately held radio broadcast company, which he co-founded in 1993 under the name “Regent Communications, Inc.” (“Regent I”) and which acquired and operated 23 radio stations until its merger into Jacor Communications, Inc. in February 1997. Prior to 1993, Mr. Jacobs was chairman and chief executive officer of Jacor Communications, Inc., a radio broadcast company which he founded in 1979 and which, during his tenure, grew to become the then ninth largest radio company in the U.S. in terms of revenue. Mr. Jacobs currently serves as a director of National Grange Mutual Insurance Company and of Capital Title Group, Inc.

     WILLIAM L. STAKELIN (Age 60)

      Mr. Stakelin has been President, Chief Operating Officer, Secretary and a director of Regent since its incorporation in November 1996. He served as executive vice president and chief operating officer of Regent I from 1995 until its merger into Jacor Communications, Inc. in February 1997. Mr. Stakelin served as president and chief executive officer of Apollo Radio, Ltd., a privately held radio broadcast company, which he co-founded in 1988 and which acquired and operated nine radio stations prior to its sale to Regent I in 1995. He currently serves as a director of the Radio Advertising Bureau, the National Association of Broadcasters, and Doane Agricultural Services.

     JOEL M. FAIRMAN (Age 74)

      Mr. Fairman has served as a director of Regent since the Company’s merger with Faircom Inc. in June 1998, and held the title Vice Chairman of the Board of Directors from June 1998 through June 2001. Mr. Fairman founded and organized Faircom Inc. in April 1984 and was its chairman of the board, chief executive officer and treasurer from its inception to the date of the merger with Regent. Prior to 1984, he was an investment banking executive and a practicing attorney focusing on corporate transactions. Since March 2001, Mr. Fairman has been the chairman of North Shore Strategies Inc., a private corporation engaged in consulting in media and related business activities.

     HENDRIK J. HARTONG, JR. (Age 64)

      Mr. Hartong has served as a director of Regent since July 2002. He is the managing general partner of Brynwood Partners, a privately held investment partnership, which he co-founded in 1984 and the managing member of HJH Partners, LLC, a company that assists in the management of certain Weiss, Peck & Greer, LLC investment funds. From 1981 to 1984 he served as president and chief operating officer of The Pittson Company, a NYSE-listed minerals and transportation company, and from 1977 to 1981 he was president and chief executive officer of Brink’s, a transportation company, which was a wholly owned subsidiary of The Pittson Company.

     WILLIAM H. INGRAM (Age 63)

      Mr. Ingram has served as a director of Regent since June 1998. Mr. Ingram has served as chairman of the board of directors of Waller-Sutton Management Group, Inc. since its formation in early 1997. Waller-Sutton Management Group, Inc. manages Waller-Sutton Media Partners, L.P., an investment partnership focused on the media, communications and entertainment industries. Mr. Ingram is also a manager of Waller-Sutton 2000, L.L.C., which serves as the general partner, and manages the affairs of, Waller-Sutton 2000 L.P., an investment partnership focused on media, telecommunications and related industries. Mr. Ingram has also served since 1973 as president and chief executive officer of Sutton Capital Associates, Inc., an investment management firm co-founded by him, specializing in cable television, wireless telecommunications and related industries. He is also a director of Access Television Network, Inc.

     R. GLEN MAYFIELD (Age 61)

      Mr. Mayfield has served as a director of Regent since May 1997. From 1978 to 1997, he served as president of Mayfield & Robinson, Inc., a management and financial consulting firm in Cincinnati, Ohio, and from 1997 to the present, he has served as chairman of Mayfield & Robinson, Inc. Since August 1994, Mr. Mayfield has served as vice president and a director of Mayson, Inc., a corporation 50% owned by him, which serves as the general partner of River Cities Management Limited Partnership, the general partner of River Cities Capital Fund Limited Partnership, a stockholder of Regent.

     RICHARD H. PATTERSON (Age 44)

      Mr. Patterson has served as a director of Regent since June 1998. Mr. Patterson has served as a vice president of Waller-Sutton Management Group, Inc. since its formation in early 1997. Since April 2000 he has served as a managing member of Spire Capital Partners, L.P., a private equity fund specializing in media and communications. From 1986 through January 1999, Mr. Patterson was a partner of Waller Capital Corporation, a privately owned cable television brokerage firm. He also serves as a director of KMC Telecom, Inc. and a number of other privately held companies.

     WILLIAM P. SUTTER, JR. (Age 45)

      Mr. Sutter has served as a director of Regent since December 1999. He is currently an Adjunct Professor of Finance at Northwestern’s Kellogg Graduate School of Management and serves as an advisor to three private equity funds. From 1984 to 2001, he served as a vice president of Mesirow Financial Services, Inc., a Chicago-based financial services firm and the general partner of Mesirow Capital Partners VII, a stockholder of Regent. During his tenure at Mesirow, he served as a director of Citadel Communications and currently serves as a director of a privately held company.

     JOHN H. WYANT (Age 56)

      Mr. Wyant has served as a director of Regent since June 1998. Mr. Wyant has served as president of Blue Chip Venture Company, a venture capital investment firm, since its formation in 1990. Blue Chip Venture Company, together with its affiliates, manages an aggregate of approximately $600 million of committed capital for investment in privately held high growth companies. Mr. Wyant is also a director of a number of privately held companies.

      There are no family relationships among any of the above named nominees for directors or among any of the nominees and any executive officers of the Company.

Board of Directors and Committees

      During the year ended December 31, 2002, the Board held five regularly scheduled meetings and five special telephonic meetings. Each director attended or participated in at least 75% of the meetings of the Board of Directors and all committees on which he served in 2002, with the exception of Mr. Hartong, who began service on the Board in July 2002. Mr. Hartong attended or participated in five of the seven (71%) meetings of the Board of Directors and the committee on which he served during that partial year. The Board of Directors has a standing audit committee, compensation committee and nominating and corporate governance committee as described below.

      Audit Committee. The Audit Committee currently consists of three directors, Messrs. Mayfield (Chairman), Ingram and Hartong, all of who are independent as defined under the current Nasdaq Stock Market listing standards. The Audit Committee’s functions include the engagement of the Company’s independent auditors, review of the results of the audit engagement and the Company’s financial results, review of the auditors’ independence, review of the effectiveness of the Company’s internal controls and similar functions and approving all auditing and non-auditing services performed by the independent auditors of the Company. The Audit Committee is in the process of revising its charter to comply with the mandates of the Sarbanes-Oxley Act of 2002 and related new and pending rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market. The Audit Committee expects to complete those revisions in the near future. The Audit Committee held seven meetings during 2002.

      Compensation Committee. The Compensation Committee currently consists of three directors, Messrs. Wyant (Chairman), Sutter and Patterson, all of whom are independent as defined under current Nasdaq Stock Market listing standards. The basic function of the Compensation Committee is to review salaries, bonuses and other elements of compensation of executive officers and other key employees and make recommendations on such matters to the full Board of Directors, as well as to determine stock option grants to executive officers and other key employees. The Compensation Committee held four meetings during 2002.

      Nominating and Corporate Governance Committee. The Company formed its Nominating and Corporate Governance Committee in February 2003. The Nominating and Corporate Governance Committee currently consists of six directors, Messrs. Mayfield (Chairman), Sutter, Ingram, Patterson, Wyant and Hartong, all of whom are independent as defined under current Nasdaq Stock Market listing standards. The primary purpose of the Nominating and Corporate Governance Committee is to develop and recommend to the Board corporate governance policies and guidelines for the Company, and to nominate directors for election to the Board and appointment to committee membership. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders and expects to establish a formal recommendation process that would be applicable to the Company’s 2004 Annual Meeting and thereafter.

Compensation of Directors

      Each non-management director of the Company receives cash compensation of $1,000 per month for his service as director, as well as reimbursement for reasonable out-of-pocket expenses incurred by him in connection with his duties as a director, including attending meetings of the Board and any committees thereof. In accordance with the Regent Communications, Inc. 2001 Directors’ Stock Option Plan, each non-management director, with the exception of Mr. Hartong, received 5,000 stock options for his service as a director in 2002. Mr. Hartong received a grant of 10,000 stock options at the first board meeting subsequent to his election as a director in July 2002, per the provisions of the plan.

Compensation Committee Interlocks and Insider Participation

      During the year ended December 31, 2002, the Compensation Committee consisted of three members, Messrs. Wyant, Patterson and Sutter. No other director or executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any of Messrs. Wyant, Patterson or Sutter. The Company is a party to the two agreements described below, which agreements provide certain voting and registration rights to entities affiliated with Messrs. Wyant and Patterson.

      Series F Convertible Preferred Stock Purchase Agreement. Under the terms of a stock purchase agreement dated as of June 15, 1998 to which the Company, Waller-Sutton Media Partners, L.P., William H. Ingram and the other purchasers named therein are parties, Waller-Sutton Management Group, Inc., the management company for Waller-Sutton Media Partners, L.P., receives an annual monitoring fee of $75,000. Messrs. Ingram and Patterson are directors, executive officers and stockholders of Waller-Sutton Management Group, Inc.

      Registration Rights Agreement. The Company is a party to a registration rights agreement dated as of June 15, 1998, as amended, with Waller-Sutton Media Partners, L.P., William H. Ingram, Blue Chip Capital Fund II Limited Partnership, Blue Chip Capital Fund III Limited Partnership, Miami Valley Venture Fund L.P., River Cities Capital Fund Limited Partnership, and affiliates of such entities. Under this agreement, upon a demand made by Waller-Sutton Media Partners, L.P. or by parties to the agreement who hold at least 10% of the Company’s outstanding common stock, Regent is required to register under the Securities Act of 1933 the shares of the Company’s common stock owned by these holders. In addition, the parties to the agreement have the right to join in certain registrations of Regent’s equity securities.

EXECUTIVE OFFICERS

      The executive officers of the Company, their ages, and the positions they hold with the Company are as follows:

Name	Age	Position

Terry S. Jacobs	60	Chairman of the Board, Chief Executive Officer, Treasurer
William L. Stakelin	60	President, Chief Operating Officer, Secretary
Fred L. Murr	55	Senior Vice President, Operations
Anthony A. Vasconcellos	38	Senior Vice President and Chief Financial Officer

      Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. Information with respect to the business experience, principal occupations during the past five years and affiliations of the executive officers of Regent who are not also directors is set forth below. Information regarding Messrs. Jacobs and Stakelin is set forth above under the caption “ELECTION OF DIRECTORS — Information Regarding Director Nominees.”

      Fred L. Murr has been employed by Regent as Senior Vice President, Operations since August 1997. Mr. Murr entered broadcasting in 1972 as a sales representative for radio station WINN in Louisville, Kentucky, which at that time was owned by Bluegrass Broadcasting Co., a company operated by Mr. Stakelin. Mr. Murr joined Apollo Radio, Ltd. when Mr. Stakelin formed that company in 1988, serving in the capacity as vice president/general manager of KUDL/ KMXV in Kansas City, Missouri. In October 1995, he joined Regent I upon the sale of Apollo to that company and became vice president/general manager of a five-station group in Las Vegas, Nevada, where he served until Regent I was acquired by Jacor Communications, Inc. in February 1997.

      Anthony A. Vasconcellos, a certified public accountant, joined Regent in September 1998 as Vice President and Chief Financial Officer and became Senior Vice President in December 2000. Mr. Vasconcellos served as an auditor for the international accounting firm of Coopers & Lybrand from July 1987 to September 1991. In October 1991, he joined LensCrafters, Inc., an optical company, which by 1998 had 800 retail stores and $1.2 billion in revenues. From February 1992 to March 1994, Mr. Vasconcellos served as controller of LensCrafters’ Canadian subsidiary, and from 1994 to 1998, he served as a senior financial and accounting manager for LensCrafters. Mr. Vasconcellos currently serves on the board of directors of the Broadcast Cable Financial Management Association, an organization that is composed of and represents financial professionals in the industry.

EXECUTIVE COMPENSATION

      The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and each of the Company’s other three executive officers (the “named executives”) during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation

					Securities
Name and					Underlying	All Other
Principal Position	Year	Salary ($)(a)	Bonus ($)		Options (#)(e)	Compensation ($)

Terry S. Jacobs	2002	332,800	199,680	(b)	125,000	8,654	(f)
Chairman and	2001	320,000	93,472	(c)	125,000	5,100	(g)
Chief Executive Officer	2000	280,000	134,616	(d)	—	—
William L. Stakelin	2002	301,600	180,960	(b)	100,000	8,318	(f)
President and	2001	290,000	84,709	(c)	100,000	5,100	(g)
Chief Operating Officer	2000	250,000	120,174	(d)	—	—
Fred L. Murr	2002	208,000	104,000	(b)	25,000	7,240	(f)
Senior Vice President,	2001	200,000	48,686	(c)	75,000	5,100	(g)
Operations	2000	175,000	84,157	(d)	—	—
Anthony A Vasconcellos	2002	208,000	124,800	(b)	75,000	7,268	(f)
Senior Vice President and	2001	200,000	58,425	(c)	100,000	3,605	(g)
Chief Financial Officer	2000	150,000	72,142	(d)	—	—

(a)	Includes amounts deferred at the election of the recipient under the Company’s 401(k) and deferred compensation plans.

(b)	The bonuses paid to the Company’s named executives for 2002 performance were paid 70% in cash and 30% in shares of common stock. The value of each share of stock was determined to be $5.905, based on the average of the high and low sales prices for a share of Company common stock on February 4, 2003 (the date of the bonus determination). Based on such value, Mr. Jacobs received 10,144 shares, Mr. Stakelin received 9,193 shares, Mr. Murr received 5,283 shares and Mr. Vasconcellos received 6,340 shares.

(c)	The bonuses awarded to the Company’s named executives for 2001 performance were awarded 40% in cash and 60% in units of phantom stock, payable in cash or stock on January 30, 2003 in the discretion of the recipient. The value of each phantom stock unit was determined to be $6.265, the average of the high and low sale prices for a share of Company common stock on January 30, 2002 (the date of the bonus determination). Based on such value, Mr. Jacobs received 9,194 units ($57,600), Mr. Stakelin received 8,332 units ($52,200), Mr. Murr received 4,789 units ($30,000) and Mr. Vasconcellos received 5,747 units ($36,000). At January 30, 2003, the date of maturity, the value of each phantom stock unit was determined to be $5.99, the average of the high and low sales prices for a share of Company common stock on that date. Each named executive elected to receive the cash value of the phantom units. Based on such value, Mr. Jacobs received $55,072, Mr. Stakelin received $49,909, Mr. Murr received $28,686, and Mr. Vasconcellos received $34,425.

(d)	The bonuses paid to the Company’s named executives for 2000 performance were paid 50% in cash and 50% in shares of Company common stock. The value of each share of stock was determined to be $7.469, based on the average of the high and low sales prices for a share of Company common stock on February 12, 2001 (the date of the bonus determination). Based on such value and after the Company’s withholding of such number of shares of bonus stock to cover the named executives’ tax liability, Mr. Jacobs received 6,190 shares, Mr. Stakelin received 5,525 shares, Mr. Murr received 3,925 shares, and Mr. Vasconcellos received 3,365 shares.

(e)	Represents the number of shares of the Company’s common stock issuable upon exercise of options granted to the named executives under the Company’s 1998 Management Stock Option Plan.

(f)	Represents amounts paid to each named executive pursuant to the Company’s matching contributions to its 401(k) profit sharing plan and deferred compensation plan.

(g)	Represents amounts paid to each named executive pursuant to the Company’s matching contributions to its 401(k) profit sharing plan. Because the full amount of the match could not be contributed to the participant’s 401(k) account in 2001 due to Internal Revenue Code limitations, the Company contributed $623 in shares of the Company’s common stock to the participant’s 401(k) account and paid the balance in cash directly to the participant.

Stock Options

      The following table sets forth information concerning individual grants of options to purchase the Company’s common stock made to the Company’s named executives in 2002:

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Shares	Total Options	Exercise		of Stock Price Appreciation
	Underlying	Granted To	or Base		for Option Term(b)
	Options	Employees In	Price
Name	Granted(a)	Fiscal Year	($/SH.)	Expiration Date	5%($)	10%($)

Terry S. Jacobs	125,000	26.21%	6.93	1/4/12	545,000	1,380,000
William L. Stakelin	100,000	20.96%	6.93	1/4/12	436,000	1,104,000
Fred L. Murr	25,000	5.24%	6.93	1/4/12	109,000	276,000
Anthony A. Vasconcellos	75,000	15.72%	6.93	1/4/12	327,000	828,000

(a)	All such options were granted January 4, 2002 under the Company’s 1998 Management Stock Option Plan. All options vest 20% on each anniversary of the grant date and are exercisable in full after the end of five years of continued employment. In the event the Company would consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all options granted under this plan become immediately exercisable. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

(b)	Calculated based upon assumed stock prices for the Company’s common stock of $11.29 and $17.97, respectively, if 5% and 10% annual rates of stock appreciation are achieved over the full term of the option. The potential realizable gain equals the product of the number of shares underlying the option grant and the difference between the assumed stock price and the exercise price of each option.

      The Company’s named executives did not exercise any stock options during 2002. The following table sets forth certain information regarding potential future individual exercises of stock options by each named executive.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

			Number of Shares Underlying		Value of Unexercised In-the-
	Shares	Value	Unexercised Options at 12/31/02		Money Options at 12/31/02(a)
	Acquired	Realized
Name	on Exercise	($)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Terry S. Jacobs	0	0	658,333	325,000	576,333	91,000
William L. Stakelin	0	0	653,333	280,000	576,333	91,000
Fred L. Murr	0	0	50,000	100,000	31,850	13,650
Anthony A. Vasconcellos	0	0	55,000	170,000	24,350	8,650

(a)	The value of unexercised options is calculated by determining the difference between $5.91 per share, the last reported sale price of a share of the Company’s common stock through December 31, 2002, and the exercise price of the option, multiplied by the number of shares subject to the option.

Compensation Committee Report

      The primary function of the Compensation Committee, which consists entirely of independent directors, as defined under current Nasdaq Stock Market listing standards, is to oversee policies relating to executive compensation, including salary, incentive bonuses, fringe benefits and stock option awards. Its goals are for the Company’s compensation program to provide strong incentives to senior management to pursue actions that will directly benefit the Company and its stockholders. The principles underlying the Company’s executive compensation program are:

•	the Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel;

•	executive compensation in excess of base salaries should be tied to the performance of the Company and the individual executive; and

•	the financial interests of the executives should be aligned with the financial interests of the stockholders.

      The Company’s compensation package for its executive officers has three basic components: base salary, annual performance-based bonuses (payable partly in cash and partly in equity-based incentives) and stock option grants. With the exception of the base salaries of the Company’s Chief Executive Officer and Chief Operating Officer, which are provided for in their employment agreements with the Company, executive base salary levels and annual bonuses are established by recommendation of the Compensation Committee and approved by the full Board. The Compensation Committee awards stock option grants under the 1998 Management Stock Option Plan.

      The Compensation Committee annually reviews the compensation of each executive officer. It is the Compensation Committee’s policy to establish base salaries for its executives at levels that it perceives are fair and competitive with those of executives with similar responsibilities at companies that are considered to be comparable to Regent in terms of assets, net worth, revenue, operating cash flow and/or earnings per share. The Compensation Committee reviews such information as may be acquired from annual reports and proxy materials of such other companies, business and industry publications and other sources as may be available from time to time. Such companies include, but are not limited necessarily to, other radio broadcasting companies. The Committee’s primary objective is to recommend to the Board of Directors executive salaries at levels the Committee believes are appropriate for the duties and scope of responsibilities of each officer’s position and competitive with comparable companies so that the Company can attract and retain qualified individuals in a competitive market.

      In addition to base salaries, the Compensation Committee also considers whether the performance of the Company’s executive officers merits additional bonus compensation for the fiscal year most recently completed. The ability of each executive officer to earn bonus compensation is based one half upon the Company’s financial performance and one half upon the executive officer’s individual performance as determined in the Compensation Committee’s judgment. If such objectives are attained in full, the maximum bonus that any executive officer could earn would be equal to 60% of his base salary, or such lesser percentage as the Compensation Committee might establish for each such officer individually. The Compensation Committee has also determined that bonuses earned by executive officers should be paid partly in Company common stock to further align the interests of senior management with those of the Company’s stockholders. The Compensation Committee generally believes that executive officer bonuses should be paid 70% in cash and 30% in stock, subject to the Committee’s discretion to adjust such percentages from time to time to satisfy the best interests of the Company and its stockholders.

      Stock option grants are designed to encourage the Company’s executives and other key employees to remain employed by the Company and to contribute to the Company’s overall performance and, thus, the performance of the Company’s common stock in the market. Generally, annual option grants are intended to reflect the executive’s attainment of Company and personal goals. Historically, the Compensation Committee awarded stock options near the time of the Company’s annual meeting of stockholders, based largely on the individual performance of the executive officer for the fiscal year most recently completed. The Compensation Committee determined in 2002 that stock option awards should be made in January of each year in conjunction with the determination of any bonus that may be awarded to executive officers for performance in the prior fiscal year.

      The annual bonus potential of the Company’s Chief Executive Officer is provided for in his employment agreement with the Company and is based on his performance and that of the Company, and the achievement of certain goals established for each year. In addition, his employment agreement entitles the Chief Executive Officer to receive, at the discretion of the Board of Directors, grants of incentive and non-qualified stock options.

      The Compensation Committee applied the above considerations in determining the 2002 compensation for the Company’s Chief Executive Officer, Mr. Terry S. Jacobs. In accordance with the terms of his employment agreement, which provide for an increase in base salary each year in the discretion of the Board of Directors, Mr. Jacobs’ base salary was increased from $320,000 in 2001 to $332,800 in 2002. The Compensation Committee believed that such increase was merited given the Company’s continuing growth.

      In February 2003, the Compensation Committee also awarded Mr. Jacobs a performance bonus of $199,680 for his performance in 2002. The 2002 bonus represents an increase from the $93,472 bonus that the Compensation Committee awarded to Mr. Jacobs in 2002 relating to his performance in 2001. For fiscal year 2002, the Compensation Committee awarded Mr. Jacobs a bonus based both upon the Company meeting its financial performance objectives and Mr. Jacobs’ individual performance. The Compensation Committee favorably viewed the role of the Chief Executive Officer in the Company’s significant progress, achievements and accomplishments in acquisitions, operations, capitalization and finance as the Company continues to pursue its objective of achieving rapid and successful growth to enhance long-term stockholder value.

      In December 2002, the Compensation Committee awarded Mr. Jacobs stock options effective in January 2003 to acquire 125,000 shares of Company common stock. This award is consistent with the Compensation Committee’s belief that the financial interests of the Chief Executive Officer, and other executive officers, should be increasingly related to their ability to increase value for all of the Company’s stockholders. The size of the award was based on the Compensation Committee’s determination that Mr. Jacobs’ performance in 2002 warranted a sizeable stock option grant. The Compensation Committee also determined that the Company’s other executive officers earned similar bonuses and stock option awards for 2002 based upon the Company’s performance as well as their individual performances.

2002 Compensation Committee Members:	John H. Wyant Richard H. Patterson William P. Sutter, Jr.

Employment Agreements

      The Company has employment agreements with Terry S. Jacobs and William L. Stakelin, under which Mr. Jacobs is employed as Chairman and Chief Executive Officer of Regent and Mr. Stakelin is employed as President and Chief Operating Officer of Regent, each for an initial term commencing March 1, 2001 and ending February 29, 2004. Thereafter, the agreements will extend for additional three-year periods unless either party gives 60 days notice of its intent to terminate. Under their employment agreements, Mr. Jacobs currently is entitled to a base salary of no less than $332,800 and Mr. Stakelin currently is entitled to a base salary of no less than $301,600, which amounts are subject each 12-month period to an increase in the discretion of the Board of Directors and to a mandatory cost-of-living increase tied to the Consumer Price Index-All Items. The employment agreements also provide for Messrs. Jacobs and Stakelin to receive discretionary annual bonuses. These bonuses, if any, will be determined by the Board of Directors of Regent and are based on performance of the employee and Regent and the achievement of certain goals established for each year. In addition, the employment agreements entitle Messrs. Jacobs and Stakelin each to receive, at the discretion of the Compensation Committee of the Board of Directors, grants of incentive and non-qualified options to purchase common stock of the Company. The employment agreements also provide for Messrs. Jacobs and Stakelin to receive use of an automobile, parking and automobile insurance coverage at Regent’s expense and other benefits available to key management employees.

      Messrs. Jacobs and Stakelin may terminate their respective agreements for any reason upon 90 days notice and the Company may terminate the agreements at any time. In the event of a termination by reason of death or disability or in the event of a termination by the Company without cause, then (a) Regent may, at its election, purchase: (i) all shares of Regent stock owned by him at a price equal to its fair market value as of the date of termination and (ii) all vested stock options held by him at a price equal to the excess of the fair market value of the underlying stock over the exercise price, or, if there is no such excess, then for $100; (b) all unvested options will terminate; and (c) the employee is entitled to receive his base salary through the termination date and, in the event of disability, for up to one year after termination during the continuation of disability. In the case of termination due to death or disability, the employee is also entitled to a prorated portion of any bonus to which he otherwise would have been entitled. If employment is terminated by Regent without cause, the employment agreements entitle Mr. Jacobs or Mr. Stakelin, as the case may be, to receive, in addition to base salary and bonus prorated through the date of termination, the greater of his current base salary for an additional 12-month period or his current base salary throughout the remaining portion of the current three-year term of the employment agreement. Messrs. Jacobs and Stakelin are subject to customary non-competition and non-solicitation covenants during their period of employment with Regent and for an 18-month period thereafter (12 months in the case of a termination of employment by Regent without cause where severance is being paid) as well as customary confidentiality covenants.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total return on the common stock of Regent Communications, Inc., the Nasdaq Stock Market (U.S.) Index and the S&P 400 Broadcasting & Cable TV Index, adjusted for stock splits and dividends, for the period from January 25, 2000, the first day of trading of Regent’s common stock, through December 31, 2002. The data set forth below assumes $100 was invested in Regent’s common stock and in each Index on January 25, 2000 with dividends, if any, reinvested. The total stockholder returns are not necessarily indicative of future returns.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG REGENT COMMUNICATIONS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P 400 BROADCASTING & CABLE TV INDEX

	Cumulative Total Return

	1/25/00	12/31/00	12/31/01	12/31/02

REGENT COMMUNICATIONS, INC	$100.00	$69.85	$79.41	$69.53
NASDAQ STOCK MARKET (U.S.)	$100.00	$59.06	$46.86	$32.39
S & P 400 BROADCASTING & CABLE TV	$100.00	$71.91	$80.59	$80.29

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on its review of the copies of such reports received by it, and upon written representations from certain reporting persons, the Company believes that, for the year ended December 31, 2002, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent stockholders were complied with on a timely basis.

CERTAIN RELATIONSHIPS

AND RELATED TRANSACTIONS

      Under the terms of a stock purchase agreement dated as of June 15, 1998 to which the Company, Waller-Sutton Media Partners, L.P., William H. Ingram and the other purchasers named therein are parties, Waller-Sutton Management Group, Inc., the management company for Waller-Sutton Media Partners, L.P., receives an annual monitoring fee of $75,000. Messrs. Ingram and Patterson are directors, executive officers and stockholders of Waller-Sutton Management Group, Inc.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 31, 2003, the number and percentage of the Company’s common stock held by (i) persons known to the Company to be beneficial owners of more than 5% of a class of the Company’s securities, (ii) the Company’s directors, (iii) those executive officers of the Company named in the Summary Compensation Table appearing under “EXECUTIVE COMPENSATION,” and (iv) all executive officers and directors of the Company, as a group.

	Amount and		Percent
	Nature of Beneficial		of
Name and Address of Beneficial Owner(a)	Ownership(a)		Class(a)

Blue Chip Venture Company, Ltd.	3,246,356	(b)	6.99%
Waller-Sutton Media Partners, L.P.	3,141,554	(c)	6.67%
WPG Corporate Development Associates V, L.L.C. and affiliated fund	2,975,452	(d)	6.39%
Palisade Capital Management, L.L.C.	2,639,000	(e)	5.68%
Terry S. Jacobs	1,188,820	(f)	2.52%
William L. Stakelin	836,204	(g)	1.77%
John H. Wyant	3,286,356	(b)(h)	7.07%
William H. Ingram	3,281,554	(c)(i)	6.96%
Richard H. Patterson	3,171,554	(c)(j)	6.73%
Hendrik J. Hartong, Jr.	2,985,452	(d)(k)	6.41%
Joel M. Fairman	301,915	(l)	*
R. Glen Mayfield	98,236	(m)	*
William P. Sutter, Jr.	52,000	(n)	*
Fred L. Murr	67,338	(o)	*
Anthony A. Vasconcellos	85,120	(p)	*
All executive officers and directors as a group (11 persons)	12,212,995	(q)	24.95%

*	Less than 1%.

(a)	The Securities and Exchange Commission has defined “beneficial ownership” to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of affiliated companies as to which beneficial ownership may be disclaimed. Addresses of 5% beneficial owners appear in the notes below. All information regarding persons and entities other than the Company’s directors and named executives has been included by the Company in reliance upon the most recent SEC filings of such persons and entities.

Shares issuable upon exercise of options or warrants within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to own beneficially such securities. Accordingly, the percent of class specified for each beneficial owner represents the highest percentage of the class that owner could own, assuming such owner exercises all options and warrants that are exercisable by him within 60 days and assuming that no other beneficial owner exercises options or warrants.

(b)	Includes: (A) 2,382,241 shares held by Blue Chip Capital Fund, II, Limited Partnership (“Blue Chip II”); (B) 300,479 shares held by Miami Valley Venture Fund, Limited Partnership (“Miami Valley”); and (C) 563,636 shares held by Blue Chip Capital Fund, III, Limited Partnership (“Blue Chip III”). Blue Chip Venture Company, Ltd. is the general partner of Blue Chip II and Blue Chip III and is an affiliate of a special limited partner and portfolio manager of Miami Valley. Blue Chip Venture Company, Ltd. has indicated that it exercises sole voting and dispositive power over the indicated shares held by Blue Chip II, Blue Chip III and Miami Valley. John H. Wyant, a director of the Company, is a beneficial owner and manager of Blue Chip Venture Company, Ltd. Mr. Wyant exercises shared voting and investment powers with respect to the securities beneficially owned by Blue Chip Venture Company, Ltd., but disclaims beneficial ownership of those securities. The address of these entities and Mr. Wyant is 1100 Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202.

(c)	Represents 2,491,554 shares and warrants currently exercisable for 650,000 shares of the Company’s common stock held in the name of Waller-Sutton Media Partners, L.P. William H. Ingram and Richard H. Patterson, directors of the Company, are members of Waller-Sutton Media, LLC, the general partner of Waller-Sutton Media Partners, L.P., and are directors, executive officers and stockholders of Waller-Sutton Management Group, Inc., the management company for Waller-Sutton Media Partners, L.P. Messrs. Ingram and Patterson have advised the Company that they disclaim beneficial ownership of the securities held by Waller-Sutton Media Partners, L.P. The address of Waller-Sutton Media Partners, L.P. and Mr. Ingram is One Rockefeller Plaza, Suite 330, New York, New York 10020. Mr. Patterson’s address is 10 Town Square, Suite 200, Chatham, New Jersey 07928.

(d)	Includes: (A) 2,464,162 shares held by WPG Corporate Development Associates V, L.L.C. (“WPG V”) and 381,290 shares held by WPG Corporate Development Associates (Overseas) V, L.P. (“WPG Overseas”); and (B) warrants to purchase 112,580 shares held by WPG V and warrants to purchase 17,420 shares held by WPG Overseas. WPG V and WPG Overseas are private equity funds sponsored by Weiss, Peck & Greer LLC. CDA V Managing GP Overseas Ltd. is the sole general partner of WPG (Overseas). CDA V Managing GP Overseas Ltd. has indicated that it has delegated voting and dispositive power over the indicated shares held by WPG Overseas to WPG PE Fund Advisor II (Overseas), L.L.C., the Fund Investment Advisor Partner of WPG Overseas. WPG PE Fund Advisor II, L.L.C. is the Fund Investment Advisor Member of WPG V. WPG PE Fund Advisor II, L.L.C. has indicated that it exercises sole voting and dispositive power over the indicated shares held by WPG V. Mr. Hartong is a member and beneficial owner of HJH Partners, LLC. HJH Partners, LLC is the managing member of WPG PE Fund Advisor II, L.L.C. and WPG PE Fund Advisor II (Overseas), L.L.C. Mr. Hartong exercises shared voting and investment powers with respect to the securities beneficially owned by WPG V and WPG (Overseas), but disclaims beneficial ownership of those securities except to the extent of his pecuniary interest in such funds. The address of these entities is 555 California Street, Suite 3130, San Francisco, California 94104. Mr. Hartong’s address is Two Sound View Drive, Greenwich, Connecticut 06830.

(e)	The address of Palisade Capital Management, LLC is One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024.

(f)	Represents (A) 501,487 shares held by Mr. Jacobs individually (including shares held for his account in the Company’s 401(k) plan); (B) 4,000 shares held by JFP Holdings, Ltd. (“JFP Holdings”); and (C) options exercisable within 60 days for up to 683,333 shares of the Company’s common stock. Mr. Jacobs, a member of JFP Holdings, exercises shared voting and investment powers with respect to the securities beneficially owned by JFP Holdings, but disclaims beneficial ownership of those securities.

(g)	Represents (A) 161,871 shares held by Mr. Stakelin individually (including shares held for his account in the Company’s 401(k) plan and Employee Stock Purchase Plan); (B) 500 shares owned by Mr. Stakelin’s minor son and 500 shares owned by Mr. Stakelin’s minor daughter; and (C) options exercisable within 60 days for up to 673,333 shares of the Company’s common stock.

(h)	Includes 10,000 shares held by John H. Wyant individually and options exercisable within 60 days for up to 30,000 shares of the Company’s common stock. See also Note (b) above.

(i)	Includes: (A) 100,000 shares and warrants currently exercisable for 10,000 shares of the Company’s common stock held by Mr. Ingram, a director of the Company, and (B) options exercisable within 60 days for up to 30,000 shares of the Company’s common stock. See also Note (c) above.

(j)	Includes options exercisable within 60 days for up to 30,000 shares of the Company’s common stock. See Note (c) above.

(k)	Includes options exercisable within 60 days for up to 10,000 shares of the Company’s common stock. See Note (d) above.

(l)	Represents 236,915 shares held by Mr. Fairman and options exercisable within 60 days for up to 65,000 shares of the Company’s common stock.

(m)	Includes: (A) 37,230 shares held by River Cities Capital Fund Limited Partnership; (B) 20,189 shares held by a trust of which Mr. Mayfield is the trustee and sole beneficiary; (C) 664 shares held by Mayson, Inc.; (D) 5,153 shares held by River Cities Management Limited Partnership, as Escrow Agent for the benefit of Mr. Mayfield, and (E) options exercisable within 60 days for up to 35,000 shares of the Company’s common stock. Mr. Mayfield, a director of the Company, is the vice president, a director and a 50% stockholder of Mayson, Inc., the general partner of River Cities Management Limited Partnership, which is the general partner of River Cities Capital Fund Limited Partnership. Mr. Mayfield exercises shared voting and investment powers over the securities held by River Cities Capital Fund Limited Partnership, but disclaims beneficial ownership of such securities.

(n)	Includes: (A) 25,000 shares held by William P. Sutter, Jr. individually and 2,000 shares held by Mr. Sutter’s two minor children, and (B) options exercisable within 60 days for up to 25,000 shares of the Company’s common stock.

(o)	Represents: (A) 12,338 shares held by Mr. Murr (including shares held for his account in the Company’s 401(k) plan and Employee Stock Purchase Plan); and (B) options exercisable within 60 days for up to 55,000 shares of the Company’s common stock.

(p)	Represents: (A) 15,120 shares held by Mr. Vasconcellos (including shares held for his account in the Company’s 401(k) plan and Employee Stock Purchase Plan); and (B) options exercisable within 60 days for up to 70,000 shares of the Company’s common stock.

(q)	See Notes (b), (c), (d), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and (p) above.

REPORT OF THE AUDIT COMMITTEE

      In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the Audit Committee members are independent directors, as defined under current Nasdaq Stock Market listing standards. During the current year, the Audit Committee met seven times. Four of those meetings were scheduled at the appropriate quarterly intervals so that the Audit Committee could discuss with the Chief Financial Officer and independent auditors prior to its public filing, the interim and annual financial information contained in each quarterly Form 10-Q filing and the annual Form 10-K filing.

      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

      The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

      The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2002 with management and the independent auditors. Management has the responsibility for the preparation of financial statements and the independent auditors have the responsibility for the examination of those statements.

      Based on the review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

2002 Audit Committee Members:	R. Glen Mayfield William H. Ingram Hendrik J. Hartong, Jr.

INDEPENDENT PUBLIC ACCOUNTANTS

      The independent public accounting firm of PricewaterhouseCoopers LLP (the “Auditors”) was engaged by Regent to audit Regent’s consolidated financial statements for the year ended December 31, 2002. It is anticipated that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire. The Audit Committee has not appointed a principal accounting firm for 2003. The Audit Committee is considering the impact of recently enacted and proposed provisions of the Sarbanes-Oxley Act of 2002, including audit partner rotation and the study of mandatory rotation of registered public accounting firms, and anticipates that it will select a principal accounting firm for 2003 in the near future.

Principal Accounting Firm Fees

      The following table sets forth the aggregate fees billed to Regent Communications, Inc. for the fiscal years ended December 31, 2002 and 2001 by the Company’s principal accounting firm, PricewaterhouseCoopers LLP.

December 31, 2002
Audit Fees	$297,003	(a)
Audit-Related Fees	15,400	(b)
Tax Fees	—
All Other Fees	—

Total	$312,403

(a)	Includes fees for professional services rendered for the audit of the consolidated financial statements of the Company, issuance of consents and assistance with review of documents filed with the Securities and Exchange Commission.

(b)	Includes fees for services related to benefit plan audits.

December 31, 2001
Audit Fees	$172,200	(a)
Audit-Related Fees	110,000	(b)
Tax Fees	74,200	(c)
All Other Fees	—

Total	$356,400

(a)	Includes fees for professional services rendered for the audit of the consolidated financial statements of the Company, issuance of consents and assistance with review of documents filed with the Securities and Exchange Commission.

(b)	Includes fees for services related to benefit plan audits and audits of significant acquired businesses.

(c)	Includes fees for services related to tax compliance and tax planning.

      The Company did not have pre-approval policies and procedures in 2002 or 2001. The Audit Committee is in the process of revising its charter to comply with the mandates of the Sarbanes-Oxley Act of 2002 and related new and pending rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market. Those revisions will include the required pre-approval policies and procedures for 2003 and subsequent years. The Audit Committee expects to complete those revisions in the near future. The aggregate amount of all services other than audit, review, or attest services provided by the Auditors to the Company constituted 4.9% and 51.7% of the total amount of revenues paid by the Company to the Auditors during 2002 and 2001, respectively.

STOCKHOLDER PROPOSALS FOR 2004

ANNUAL MEETING

      Stockholders may submit proposals to be voted on at the 2004 Annual Meeting of Stockholders. At the time such proposal is submitted, the proponent must be a record or beneficial owner of at least 1% or $2,000 in market value of Regent’s shares entitled to vote on the proposal and must have held such shares for at least one year and continue to own such shares through the date of the 2004 Annual Meeting. In order for a stockholder proposal to be included in the Proxy Statement and form of proxy for the 2004 Annual Meeting, the proposal must be received at Regent’s principal executive offices no later than December 13, 2003, and must otherwise comply with applicable requirements established by the Securities and Exchange Commission.

OTHER MATTERS

      At the Annual Meeting it is intended that the election of directors, as set forth in the accompanying Notice and described in this Proxy Statement, will be presented. The Board of Directors of the Company is not aware of any other matters that may be presented at the meeting. If any other matters should be properly presented at the meeting, the persons named in the enclosed proxy card intend to exercise the proxies granted to them and to vote according to their best judgment.

      You are urged to complete, sign, date and return your proxy card promptly to make certain that your shares will be voted at the 2003 Annual Meeting. For your convenience in returning the proxy card, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

      A copy of Regent’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, not including exhibits, will be mailed without charge to stockholders upon request. Requests should be addressed to Ms. Christina Tenhundfeld, Assistant Secretary, at the Company’s offices, 100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky 41011. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering the Company’s reasonable expenses.

By Order of the Board of Directors:

William L. Stakelin, Secretary

REGENT	PROXY
COMMUNICATIONS,	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
INC. Annual Meeting of Stockholders May 14, 2003	The undersigned hereby appoints Terry S. Jacobs, William L. Stakelin and Anthony A. Vasconcellos, and each of them, as Proxy Holders for the undersigned, with full power of substitution, to appear and vote all of the shares of Regent Communications, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Metropolitan Club, 50 East RiverCenter Blvd., 19th Floor, Covington, Kentucky, on May 14, 2003 at 10:00 a.m., local time and at any adjournments thereof, and hereby revokes any and all Proxies heretofore given.

I hereby authorize the above-named holders and any of them to vote all the shares of the Company represented by this Proxy as follows:

1.	Election of Directors

Joel M. Fairman	Hendrick J. Hartong, Jr.	William H. Ingram	Terry S. Jacobs	R. Glen Mayfield
Richard H. Patterson	William L. Stakelin	William P. Sutter, Jr.	John H. Wyatt

Mark only one:	☐	VOTE FOR all nominees except those whose names are written in the space below (if any):

	☐	VOTE WITHHELD on all nominees.

2.	To act in accordance with their best judgment on any other business that may properly come before the meeting and any adjournments thereof.

Regent Communications, Inc. c/o Corporate Trust Services Mail Drop 10AT66-4129 38 Fountain Square Plaza Cincinnati, OH 45202

fold and detach here

If this Proxy is properly marked, the shares represented by this Proxy will be voted at the Annual Meeting, and at any adjournments thereof, in accordance with the choices marked. IF NO DIRECTIONS ARE GIVEN ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE NOMINEES SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE HEREOF, AND IN THE PROXYHOLDERS’ BEST JUDGMENT, ON ANY MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF.

Please date, sign and promptly return in the accompanying envelope.
☐   I plan to attend the Annual Meeting.

Date: _______________________, 2003

Signature of Stockholder

Title ___________________________

Signature of Stockholder

Title ___________________________
Your signature to this Proxy should be exactly as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the names of each joint owner must be signed.